Exhibit 4(a) PPL ELECTRIC UTILITIES CORPORATION TO THE BANK OF NEW YORK MELLON Trustee _____________________________ Supplemental Indenture No. 25 Dated as of January 1, 2024 _____________________________ Supplemental to the Indenture dated as of August 1, 2001 _____________________________ Establishing Terms of First Mortgage Bonds, 4.85% Series due 2034

SUPPLEMENTAL INDENTURE NO. 25 SUPPLEMENTAL INDENTURE No. 25 dated as of January 1, 2024, made and entered into by and between PPL ELECTRIC UTILITIES CORPORATION, a corporation of the Commonwealth of Pennsylvania, having its principal corporate offices at Two North Ninth Street, Allentown, Pennsylvania 18101 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 240 Greenwich Street, 7th Floor, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of August 1, 2001 (hereinafter called the “Original Indenture”), this Supplemental Indenture No. 25 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture.” RECITALS OF THE COMPANY The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities. The Company has heretofore executed and delivered to the Trustee Supplemental Indentures for the purposes recited therein and for the purpose of creating series of Securities as set forth in Schedule A hereto. Pursuant to Article Three of the Original Indenture, the Company wishes to establish a Twenty- Eighth series of Securities, such series of Securities to be hereinafter sometimes called “Securities of the Twenty-Eighth Series.” Pursuant to clauses (d) and (f) of Section 1301 and clause (g) of Section 301 of the Original Indenture, the Company wishes to modify the period during which notices of redemption may be sent with respect to the Securities of the Twenty-Eighth Series. As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of the Twenty-Eighth Series. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 25 to establish the designation and certain terms of the Securities of the Twenty-Eighth Series and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 25 a valid agreement of the Company, and to make the Securities of the Twenty-Eighth Series valid obligations of the Company, have been performed. NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 25 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of the Twenty-Eighth Series, as follows: ARTICLE ONE Twenty-Eighth Series of Securities SECTION 101. There is hereby created a series of Securities designated “First Mortgage Bonds, 4.85% Series due 2034,” and the Securities of such series shall have the terms provided therefor in this

Article One of this Supplemental Indenture No. 25, shall be limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $650,000,000, and shall have such terms as are hereby established for such Securities of the Twenty-Eighth Series as contemplated in Section 301 of the Original Indenture. The form or forms and additional terms of the Securities of the Twenty-Eighth Series shall be established in an Officer’s Certificate of the Company, as contemplated by Section 201 of the Original Indenture. SECTION 102. Covenants. So long as any Securities of the Twenty-Eighth Series shall remain Outstanding, the following shall be an additional covenant of the Company under the Indenture: So long as any Securities of the Twenty-Eighth Series shall remain Outstanding, the Company shall not cause or permit the Release Date to be established, as contemplated in Section 1811 of the Original Indenture. SECTION 103. Amendment. With respect to the Securities of the Twenty-Eighth Series, notwithstanding the first sentence of Section 504 of the Original Indenture, notice of redemption of the Securities of the Twenty-Eighth Series shall be given in the manner provided in Section 109 of the Original Indenture to the Holders of such Securities to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date. SECTION 104. Satisfaction and Discharge. The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of the Twenty- Eighth Series, or any portion of the principal amount thereof, as contemplated by Section 801 of the Original Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 801 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either: (a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall retain the obligation (which shall be absolute and unconditional) irrevocably to deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 801), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 801; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or (b) an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected. ARTICLE TWO Miscellaneous Provisions SECTION 201. Electronic Means. With respect to the Securities of the Twenty-Eighth Series only:

The Trustee shall have the right to accept and act upon instructions (“Instructions”), including fund transfer instructions given pursuant to this Supplemental Indenture No. 25 and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers and other Company personnel with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing or promptly upon reasonable request of the Trustee. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its reasonable discretion elects to act upon such Instructions, the Trustee’s reasonable understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee shall be entitled to reasonably presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall establish reasonable procedures to ensure that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers shall safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Company. The Trustee shall use reasonable efforts to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Trustee in accordance with its regular procedures. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of the Electronic Means it selects to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of this Section 201, “Electronic Means" shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder. SECTION 202. Tax Matters. The Company agrees, subject to applicable law, (i) to provide the Trustee, upon written request, with such reasonable tax information as it has obtained in the ordinary course and has readily available in its possession to enable the Trustee to determine whether any payments pursuant to this Supplemental Indenture No. 25 are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“FATCA”) and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Supplemental Indenture No. 25 to the extent necessary to comply with FATCA. The agreement in this Section 202 shall be solely for the benefit of the Trustee in order to assist it in complying with such withholding requirements and shall not be enforceable by any individual holder. SECTION 203. This Supplemental Indenture No. 25 is a supplement to the Original Indenture, as heretofore amended and supplemented. As supplemented by this Supplemental Indenture No. 25, the Original Indenture, as heretofore amended and supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore amended and supplemented, and this Supplemental Indenture No. 25 shall together constitute the Indenture.

SECTION 204. The recitals contained in this Supplemental Indenture No. 25 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 25. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Page to Supplemental Indenture No. 25] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 25 to be duly executed as of the day and year first written above. PPL ELECTRIC UTILITIES CORPORATION By: /s/ Tadd J. Henninger Name: Tadd J. Henninger Title: Senior Vice President and Treasurer

[Signature Page to Supplemental Indenture No. 25] THE BANK OF NEW YORK MELLON, as Trustee By: /s/ Stacey B. Poindexter Name: Stacey B. Poindexter Title: Vice President

COMMONWEALTH OF PENNSYLVANIA ) ) ss.: COUNTY OF LEHIGH ) On this 3rd day of January, 2024, before me, a notary public, the undersigned, personally appeared Tadd J. Henninger, who acknowledged himself to be the Senior Vice President and Treasurer of PPL ELECTRIC UTILITIES CORPORATION, a corporation of the Commonwealth of Pennsylvania and that he, as such Senior Vice President and Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Senior Vice President and Treasurer. In witness whereof, I hereunto set my hand and official seal. /s/ Michelle L. Bartolomei_____________ Notary Public

STATE OF NEW YORK ) ) ss.: COUNTY OF NEW YORK ) On this 3rd day of January, 2024, before me, a notary public, the undersigned, personally appeared Stacey B. Poindexter, who acknowledged himself/herself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that he/she, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as Vice President. In witness whereof, I hereunto set my hand and official seal. /s/ Andrey Potulnitskiy Notary Public The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are: The Bank of New York Mellon 240 Greenwich Street, 7th Floor New York, New York 10286 Attn: Corporate Trust Administration THE BANK OF NEW YORK MELLON, as Trustee By: /s/ Stacey B. Poindexter Name: Stacey B. Poindexter Title: Vice President

SCHEDULE A

Supplemental Indenture No.	Dated as of	Series	Series Designation	Principal Amount Authorized	Principal Amount Issued	Principal Amount Outstanding[1]
1	August 1, 2001	First	Senior Secured Bonds, 5 ⅞% Series due 2007	$300,000,000	$300,000,000	None
1	August 1, 2001	Second	Senior Secured bonds, 6 ¼% Series due 2009	$500,000,000	$500,000,000	None
2	February 1, 2003	Third	Senior Secured Bonds, 3.125% Pollution Control Series due 2008	$90,000,000	$90,000,000	None
3	May 1, 2003	Fourth	Senior Secured Bonds, 4.30% Series due 2013	$100,000,000	$100,000,000	None
4	February 1, 2005	Fifth	Senior Secured Bonds, 4.70% Pollution Control Series due 2029	$115,500,000	$115,500,000	None
5	May 1, 2005	Sixth	Senior Secured Bonds, 4.75% Pollution Control Series due 2027	$108,250,000	$108,250,000	None
6	December 1, 2005	Seventh	Senior Secured Bonds, 4.95% Series due 2015	$100,000,000	$100,000,000	None
6	December 1, 2005	Eighth	Senior Secured Bonds, 5.15% Series due 2020	$100,000,000	$100,000,000	None
7	August 1, 2007	Ninth	Senior Secured Bonds, 6.45% Series due 2037	$250,000,000	$250,000,000	$250,000,000
8	October 1, 2008	Tenth	Senior Secured Bonds, 7.125% Series due 2013	$400,000,000	$400,000,000	None
9	October 1, 2008	Eleventh	Senior Secured Bonds, Variable Rate Pollution Control Series 2008	$90,000,000	$90,000,000	None
10	May 1, 2009	Twelfth	First Mortgage Bonds, 6.25% Series due 2039	$300,000,000	$300,000,000	$300,000,000
11	July 1, 2011[2]	—	—	—	—	—
12	July 1, 2011	Thirteenth	First Mortgage Bonds, 5.20% Series due 2041	$250,000,000	$250,000,000	$250,000,000
13	August 1, 2011	Fourteenth	First Mortgage Bonds, 3.00% Series due 2021	$400,000,000	$400,000,000	None
14	August 1, 2012	Fifteenth	First Mortgage Bonds, 2.50% Series due 2022	$250,000,000	$250,000,000	None
15	July 1, 2013	Sixteenth	First Mortgage Bonds, 4.75% Series due 2043	$350,000,000	$350,000,000	$350,000,000
16	June 1, 2014	Seventeenth	First Mortgage Bonds, 4.125% Series due 2044	$300,000,000	$300,000,000	$300,000,000
17	October 1, 2015	Eighteenth	First Mortgage Bonds, 4.15% Series due 2045	$350,000,000	$350,000,000	$350,000,000

[1] As of January 1, 2024.

[2] Supplemental Indenture No. 11 provided for certain amendments to the Original Indenture and did not provide for the establishment of any series of Securities.

A-1

18	March 1, 2016	Nineteenth	First Mortgage Bonds, Pollution Control Series 2016A	$115,500,000	$115,500,000	$115,500,000
18	March 1, 2016	Twentieth	First Mortgage Bonds, Pollution Control Series 2016B	$108,250,000	$108,250,000	$108,250,000
19	May 1, 2017	Twenty-First	First Mortgage Bonds, 3.950% Series due 2047	$475,000,000	$475,000,000	$475,000,000
20	June 1, 2018	Twenty-Second	First Mortgage Bonds, 4.15% Series due 2048	$400,000,000	$400,000,000	$400,000,000
21	September 1, 2019	Twenty-Third	First Mortgage Bonds, 3.00% Series due 2049	$400,000,000	$400,000,000	$400,000,000
22	September 15, 2020	Twenty-Fourth	First Mortgage Bonds, Floating Rate Series due 2023	$250,000,000	$250,000,000	None
23	June 15, 2021	Twenty-Fifth	First Mortgage Bonds, Floating Rate Series due 2024	$650,000,000	$650,000,000	None
24	March 1, 2023	Twenty-Sixth	First Mortgage Bonds, 5.00% Series due 2033	$600,000,000	$600,000,000	$600,000,000
24	March 1, 2023	Twenty-Seventh	First Mortgage Bonds, 5.25% Series due 2053	$750,000,000	$750,000,000	$750,000,000

A-2